EXHIBIT 10.3

December 15, 2012

Formal Addendum to “Exclusive Technology Rights Agreement”
(Original Agreement dated January15, 2012):

BETWEEN:

VORTEX ENERGY RESEARCH INC., of
CANADA

(Hereinafter referred to as "the Inventor")

OF THE FIRST PART

AND:

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.,
A company duly incorporated under the laws of the State of Nevada,
(Hereinafter referred to as "Essential")

OF THE SECOND PART

MUTUAL DEFINITION AND UNDERSTANDING:

A. In January of the year 2012 the parties, as referred above, executed and formally entered into an “Exclusive Technology Rights Agreement” (the “Original Agreement”), dated January 15, 2012. The parties hereby agree and consent, that said Agreement did not properly reflect the original intent of the parties and therefore is hereby amended and restated as of this date of December 15, 2012, by way of this Formal Addendum to the Original Agreement. The parties agree that said Original Agreement shall now be associated directly with this Addendum whereby the following clarification will take precedence:

AMENDMENT A

Original Contract Terms:

ARTICLE 2 –EXCLUSIVE TECHNOLOGY RIGHTS COMPENSATION SCHEDULE
(ROYALTIES, STOCK/OPTIONS AND CASH)

e) R&D and Commercialization Funding Budget - Essential agrees here to provide the following funding to VER for the use of prototyping and commercialization of the Technology by VER, such funding to be released as follows:  $100,000 CASH on or before January 1, 2013, to be used for further prototyping and completion of proof of concept testing along with patent search, analysis and patent filing costs; then another $400,000 CASH will be provided on or before June 1, 2013, but not earlier than April 30, 2013, in order to then complete their required R&D, and engage a full field-test program with no less than 3 separate sites in 3 different global geographic locations.  Following this the Company will work with the inventors to bring it to a state ready for manufacturing and full-scale commercialization. Following this it would then be the target date that as at December 31st, 2013, Essential would then retain VER under a separate agreement as design and manufacturing consultants and would plan to complete a larger financing round solely for manufacturing, marketing, and distribution.

Amended Contract Terms in full force and immediate effect:

ARTICLE 2 –EXCLUSIVE TECHNOLOGY RIGHTS COMPENSATION SCHEDULE
(ROYALTIES, STOCK/OPTIONS AND CASH)

e) R&D and Commercialization Funding Budget - Essential agrees here to use its “best efforts” to provide the following funding to VER for the use of prototyping and commercialization of the Technology by VER, such funding to be released provided as follows: if/when available up to a total of no more than $500,000 with partial amounts of such funding being potentially first released no earlier than May 15, 2013, and continuing onwards to a period no later than October 31, 2014, in order to then complete their required R&D, and to facilitate engagement of a full field-test program with no less than 3 separate sites in 3 different global geographic locations for each of the two (2) technologies.  Following this the Company will work with the inventors to bring it to a state ready for manufacturing and full-scale commercialization. Following this it would then be the target date that as at December 31st, 2014, Essential would then retain VER under a separate agreement as design and manufacturing consultants and would plan to complete a larger financing round solely for manufacturing, marketing, and distribution.

(i)
It is understood and agreed between the parties that the payment of the stock and options granted herein to the inventor constitutes full and final settlement for the exclusive rights to the technology set as described and defined within this contract document, and that the “R&D and Commercialization Funding Budget” (Article 2 Item e), is solely and specifically recognized as a potential “best” efforts” contribution by Essential to the Inventor.

(ii)
It is further understood and agreed between the parties that if at any point during the on-going development program it is determined that any of the technologies may ultimately not look to be commercially viable, that any such further potential R&D funding as previously described will immediately cease and no longer be provided.  In such regards a technology assessment will be completed for each and every $50,000 that may be invested into the R&D efforts to monitor and ensure that mutually agreeable milestones and successes are being achieved before additional funding may occur.

This FORMAL AMENDMENT to the Original “Exclusive Technology Rights Agreement” dated January 15, 2012, takes immediate effect as of the date referenced and contained herein such date being December 15, 2012.

IN WITNESS WHEREOF the parties hereto have executed this Formal Addendum to the Original Agreement as of the day and year first written above.

SIGNED, SEALED AND DELIVERED

/RICHARDSMCDIARMID/
VORTEX ENERGY RESEARCH
(the “Inventor”)

On behalf of
ESSENTIAL INNOVATIONS
TECHNOLOGY CORP.

/JASONMCDIARMID/
Authorized Signatory